Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES FIRST QUARTER FISCAL 2026 RESULTS

Revenue increased 4% to $2.5 billion, or increased 2% on a constant dollar basis
Comparable sales increased 1%, or decreased 2% on a constant dollar basis
Diluted EPS of $1.69
Vancouver, British Columbia – June 4, 2026 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the first quarter of fiscal 2026, which ended on May 3, 2026.
Meghan Frank, Interim Co-CEO and Chief Financial Officer, stated: "We experienced a solid start to 2026 as our teams executed with speed, agility, and discipline. Our work to drive improvements in North America resulted in some positive signals in the quarter, including a sequential improvement in full-price sales. More recently, we have been navigating headwinds that have led us to adjust our outlook for the full year. We have assessed the business and are taking additional actions to reposition where needed and further strengthen our product engine. We remain confident in our path forward."
André Maestrini, Interim Co-CEO, President, and Chief Commercial Officer, stated: "During the quarter, we continued to grow our lululemon community as we entered new markets and elevated our product, brand, and guest experiences around the world. This work included delivering successful product capsules and activations across train, tennis, and run, as well as implementing enhancements across our store fleet and digital channels that we will build upon in the months ahead. We recognize that we have more work to do, and our teams remain focused on our priorities as we continue our efforts to reignite growth and realize lululemon's full potential."
For the first quarter of 2026, compared to the first quarter of 2025:
•Net revenue increased 4% to $2.5 billion, or increased 2% on a constant dollar basis.
–Americas net revenue decreased 3%, or 4% on a constant dollar basis.
–International net revenue increased 22%, or 16% on a constant dollar basis.
•Comparable sales increased 1%, or decreased 2% on a constant dollar basis.
–Americas comparable sales decreased 5%, or 6% on a constant dollar basis.
–International comparable sales increased 13%, or 8% on a constant dollar basis.
•Gross profit decreased 3% to $1.3 billion and gross margin decreased 410 basis points to 54.2%.
•Income from operations decreased 37% to $276.9 million and operating margin decreased 730 basis points to 11.2%.
•The effective income tax rate for the first quarter of 2026 was 31.8% compared to 30.2% for the first quarter of 2025.
•Diluted earnings per share were $1.69 compared to $2.60 in the first quarter of 2025.
•The Company repurchased 2.2 million of its shares for a cost of $358.3 million.
•The Company opened five net new company-operated stores during the first quarter, ending with 816 stores.
Balance Sheet Highlights
The Company ended the first quarter of 2026 with $1.5 billion in cash and cash equivalents and it had $593.6 million of available capacity under its committed revolving credit facility.
Inventories at the end of the first quarter of 2026 increased by 2% to $1.7 billion compared to the end of the first quarter of 2025. On a unit basis, inventories decreased 4%.

2026 Outlook
For the second quarter of 2026, the Company expects net revenue to be in the range of $2.450 billion to $2.475 billion, representing a decline of 3% to 2%. Diluted earnings per share are expected to be in the range of $1.76 to $1.81 for the quarter. This assumes a tax rate of approximately 30%.
For 2026, the Company now expects net revenue to be in the range of $11.000 billion to $11.150 billion, representing a decline of 1% to 0%. Diluted earnings per share are now expected to be in the range of $10.95 to $11.15 for the year. This assumes a tax rate of approximately 30%.
The guidance does not reflect any potential IEEPA tariff refunds or future repurchases of the Company's shares.
The guidance and outlook forward-looking statements made in this press release are based on management's expectations as of the date of this press release and do not incorporate future unknown impacts, including tariffs and macroeconomic trends. The Company undertakes no duty to update or to continue to provide information with respect to any forward-looking statements or risk factors, whether as a result of new information or future events or circumstances or otherwise. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of risks and uncertainties, including those stated below.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, June 4, 2026, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-833-752-3550 or 1-647-846-8290, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: https://corporate.lululemon.com/investors/news-and-events/events-and-presentations. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Non-GAAP Financial Measures
We report certain financial metrics on a constant dollar basis, which is a non-GAAP financial measure.
A constant dollar basis assumes the average foreign currency exchange rates for the period remained constant with the average foreign currency exchange rates for the same period of the prior year. The Company provides constant dollar changes in its results to help investors understand the underlying performance of net revenue excluding the impact of changes in foreign currency exchange rates. Management uses constant currency metrics internally when reviewing and assessing financial performance.
These non-GAAP financial measures are provided in addition to, and not a substitute for, the corresponding financial measures calculated in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures. The Company's non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures reported by other companies.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain its brand value and reputation; its highly competitive market and increasing competition; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and differentiated products; the acceptability of its products to guests; increasing costs and decreasing selling prices; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to attract, manage, and retain highly qualified individuals; its ability to manage its growth and the increased complexity of its business effectively; changes in consumer shopping preferences and shifts in distribution channels; its leasing of retail and distribution space; seasonality; changes to U.S. tariff and customs policy, including the elimination of the de minimis exemption; macroeconomic volatility, inflationary pressures, and shifts in consumer sentiment; global political and economic instability, including geopolitical conflicts and political polarization; trade restrictions, tariffs, and customs changes; its ability to comply with trade and other regulations; changes in tax laws, transfer pricing, or unanticipated tax liabilities; fluctuations in foreign currency exchange rates; global or regional public health crises; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; fluctuating costs of raw materials and the cost of producing its products; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its technology systems; its ability to have technology-based systems for its e-commerce business function effectively; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; actions by stockholders, activists, or consumers; its exposure to various types of litigation; climate change and related pressures; heightened scrutiny and legal risks from competing pressures regarding ESG; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:
Investor Contacts:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits
1-203-682-8200

Media Contact:
lululemon athletica inc.
Madi Wallace
1-604-732-6124

lululemon athletica inc.
The fiscal year ending January 31, 2027 is referred to as "2026" and the fiscal year ended February 1, 2026 is referred to as "2025".
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	First Quarter
	2026	2025
Net revenue	$2,471,603	$2,370,660
Costs of goods sold	1,132,785	987,534
Gross profit	1,338,818	1,383,126
As a percentage of net revenue	54.2%	58.3%
Selling, general and administrative expenses	1,059,988	942,871
As a percentage of net revenue	42.9%	39.8%
Amortization of intangible assets	1,884	1,630
Income from operations	276,946	438,625
As a percentage of net revenue	11.2%	18.5%
Other income (expense), net	9,131	11,786
Income before income tax expense	286,077	450,411
Income tax expense	91,029	135,839
Net income	$195,048	$314,572

Basic earnings per share	$1.69	$2.61
Diluted earnings per share	$1.69	$2.60
Basic weighted-average shares outstanding	115,414	120,632
Diluted weighted-average shares outstanding	115,482	120,843

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	May 3, 2026	February 1, 2026	May 4, 2025
ASSETS
Current assets
Cash and cash equivalents	$1,514,729	$1,807,202	$1,325,272
Inventories	1,687,088	1,700,753	1,652,091
Prepaid and receivable income taxes	422,167	352,469	230,280
Other current assets	370,591	402,277	374,874
Total current assets	3,994,575	4,262,701	3,582,517
Property and equipment, net	2,045,719	2,033,720	1,846,609
Right-of-use lease assets	1,948,704	1,630,181	1,549,401
Goodwill and intangible assets, net	189,357	191,194	178,001
Deferred income taxes and other non-current assets	353,086	338,947	274,015
Total assets	$8,531,441	$8,456,743	$7,430,543
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$294,323	$331,421	$303,975
Accrued liabilities and other	586,317	662,982	506,996
Accrued compensation and related expenses	172,395	187,887	144,222
Current lease liabilities	357,204	298,724	281,837
Current income taxes payable	50,130	43,948	31,276
Unredeemed gift card liability	296,361	316,632	271,076
Other current liabilities	37,586	45,954	33,003
Total current liabilities	1,794,316	1,887,548	1,572,385
Non-current lease liabilities	1,778,804	1,499,717	1,424,945
Deferred income tax liability	75,251	52,278	98,189
Other non-current liabilities	57,469	55,360	45,454
Stockholders' equity	4,825,601	4,961,840	4,289,570
Total liabilities and stockholders' equity	$8,531,441	$8,456,743	$7,430,543

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	First Quarter
	2026	2025
Cash flows from operating activities
Net income	$195,048	$314,572
Adjustments to reconcile net income to net cash provided by operating activities	19,392	(433,526)
Net cash provided by (used in) operating activities	214,440	(118,954)
Net cash used in investing activities	(138,850)	(106,842)
Net cash used in financing activities	(378,525)	(467,974)
Effect of foreign currency exchange rate changes on cash and cash equivalents	10,462	34,706
Decrease in cash and cash equivalents	(292,473)	(659,064)
Cash and cash equivalents, beginning of period	1,807,202	1,984,336
Cash and cash equivalents, end of period	$1,514,729	$1,325,272

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

Constant dollar changes
The below changes show the change compared to the corresponding period in the prior year.

	First Quarter 2026
Net Revenue	Change	Foreign exchange	Change in constant dollars
United States	(4)%	—%	(4)%
Canada	(3)	(3)	(6)

Americas	(3)	(1)	(4)

China Mainland	30	(7)	23
Rest of World	13	(4)	9
Total international	22	(6)	16

Total	4%	(2)%	2%

	First Quarter 2026
Comparable Sales(1)	Change	Foreign exchange	Change in constant dollars
Americas	(5)%	(1)%	(6)%

China Mainland	20	(7)	13
Rest of World	5	(4)	1
Total international	13	(5)	8

Total	1%	(3)%	(2)%
__________
(1)Comparable sales includes comparable company-operated store and e-commerce net revenue. Comparable company-operated stores have been open for at least 12 full fiscal months, or open for at least 12 full fiscal months after being significantly expanded. Comparable company-operated stores exclude stores which have been temporarily relocated for renovations or have been temporarily closed.

lululemon athletica inc.
Company-operated Store Count and Square Footage(1)
Square footage expressed in thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
2nd Quarter 2025	770	15	1	784
3rd Quarter 2025	784	14	2	796
4th Quarter 2025	796	18	3	811
1st Quarter 2026	811	11	6	816

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter(2)	Gross Square Feet Lost During the Quarter(2)	Total Gross Square Feet at the End of the Quarter
2nd Quarter 2025	3,415	99	3	3,511
3rd Quarter 2025	3,511	128	9	3,630
4th Quarter 2025	3,630	116	10	3,736
1st Quarter 2026	3,736	66	14	3,788
 __________
(1)Company-operated store count and square footage summary excludes retail locations operated by third parties under license and supply arrangements.
(2)Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.